Exhibit 3.2

Execution Version

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

DCP MIDSTREAM GP, LP

October 16, 2023

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

DCP MIDSTREAM GP, LP

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF DCP MIDSTREAM GP, LP, dated as of October 16, 2023, is entered into by and among DCP Midstream GP, LLC, a Delaware limited liability company, as the General Partner, and DCP Midstream, LLC, a Delaware limited liability company, as the sole Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

RECITALS

WHEREAS, the General Partner and the Organizational Limited Partner entered into the Agreement of Limited Partnership of DCP Midstream GP, LP on August 5, 2005;

WHEREAS, the General Partner and the sole Limited Partner entered into the First Amended and Restated Agreement of Limited Partnership on December 7, 2005 (the “First Amended and Restated Partnership Agreement”);

WHEREAS, the General Partner and the sole Limited Partner desire to amend and restate the First Amended and Restated Partnership Agreement in its entirety pursuant to this Agreement;

WHEREAS, the amendment and restatement of the First Amended and Restated Partnership Agreement pursuant to this Agreement has received Special Approval of the Conflicts Committee (as each such term is defined in the First Amended and Restated Partnership Agreement); and

WHEREAS, in accordance with Sections 13.2 and 13.3 of the First Amended and Restated Partnership Agreement, the amendment and restatement of the First Amended and Restated Partnership Agreement pursuant to this Agreement was proposed by the General Partner and has been consented to and approved by the sole Limited Partner.

NOW, THEREFORE, the First Amended and Restated Partnership Agreement is hereby amended and restated as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, the Person in question.

“Agreement” or “Partnership Agreement” means this Second Amended and Restated Agreement of Limited Partnership of DCP Midstream GP, LP, as it may be amended, supplemented or restated from time to time.

“Assignee” means a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement, but who has not been admitted in accordance with Section 10.1 as a Limited Partner with respect to such transferred Limited Partner Interests.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Capital Contribution” means, with respect to any Partner, the amount of money and the net agreed value of any property (other than money) contributed to the Partnership by such Partner. Any reference in this Agreement to the Capital Contribution of a Partner shall include any Capital Contribution of its predecessors in interest.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Control” and its derivatives mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“DCP” means DCP Midstream, LP, a Delaware limited partnership, and any successors thereto.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“First Amended and Restated Partnership Agreement” has the meaning assigned to such term in the recitals.

“General Partner” means DCP Midstream GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the management and ownership interest of the General Partner in the Partnership (in its capacity as a general partner of the Partnership without reference to any Limited Partner Interest held by it), which includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of any Group Member, the General Partner, any Departing General Partner, or any Affiliate of any Group Member, the General Partner, or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner, any Departing General Partner, or any Affiliate of the General Partner, or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Limited Partner” means, unless the context otherwise requires, each Person that is or becomes a Limited Partner pursuant to the terms of this Agreement, in such Person’s capacity as limited partner of the Partnership.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership (in its capacity as a limited partner of the Partnership without reference to any General Partner Interest held by it) and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the Limited Partners have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“Losses” has the meaning assigned to such term in Section 7.7(a).

“Majority Interest” means at least a majority of the outstanding Limited Partner Interests, voting as a class.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

“Organizational Limited Partner” means DCP Midstream, LLC, a Delaware limited liability company, in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means DCP Midstream GP, LP, a Delaware limited partnership.

“Partnership Group” means the Partnership, DCP, and each Subsidiary of DCP.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Register” has the meaning assigned to such term in Section 4.1(a).

“Percentage Interest” means 0.001% with respect to the General Partner and 99.999% with respect to the Limited Partners, in the aggregate.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof, or other entity.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the Limited Partners entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the Limited Partners entitled to receive any report or distribution or to participate in any offer; provided, that if the General Partner does not set a Record Date with respect to any particular event, then, unless otherwise set forth in this Agreement, the Record Date for such event shall be the close of business on the Business Day preceding the day on which such event occurs.

“Related Party Agreement” means any agreement or arrangement, whether written or unwritten, between a Group Member, on the one hand, and the General Partner or any of its Affiliates, on the other hand.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Services Agreement” means the Services and Employee Secondment Agreement, dated as of October 13, 2023, among DCP, Phillips 66 Company, and solely for the limited purposes set forth in Section 5.4 and Section 5.20 thereof, DCP Services, LLC and Phillips 66 Pipeline LLC, as it may be amended, restated, renewed, supplemented, modified or replaced from time to time.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest, (ii) the power to elect, or direct the election of a majority of the directors, managers or other governing body of such Person or (iii) otherwise has the power or authority to direct or cause the direction of the management of such Person, whether through ownership of voting securities, by contract or otherwise.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b)(ii).

“transfer” has the meaning assigned to such term in Section 4.3(a).

“Unrestricted Person” means (a) each Indemnitee, (b) each Limited Partner, (c) each Person who is or was a member, partner, stockholder, director, manager, officer, employee, or agent of any Group Member, any Partner, or any Affiliate of any Partner, and (d) any Person the General Partner designates as an “Unrestricted Person” for purposes of this Agreement from time to time.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Withdrawal Opinion of Counsel” means, with respect to any withdrawal of the General Partner, an Opinion of Counsel that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

Section 1.2 Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1 Formation.

The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the sole Limited Partner previously entered into the First Amended and Restated Partnership Agreement, and the General Partner and the sole Limited Partner hereby amend and restate the First Amended and Restated Partnership Agreement in its entirety. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

Section 2.2 Name.

The name of the Partnership shall be “DCP Midstream GP, LP.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change promptly thereafter.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be located at 2331 CityWest Boulevard, Houston, Texas 77042, or such other place as the

General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner shall determine necessary or appropriate. The address of the General Partner shall be 2331 CityWest Boulevard, Houston, Texas 77042, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4 Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

Section 2.5 Powers.

The Partnership shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6 Power of Attorney.

(a) Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents, and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify, or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents, and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification, or restatement of this Agreement; (C) all certificates, documents, and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the

Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents, and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, Article X, Article XI, or Article XII; (E) all certificates, documents, and other instruments relating to the determination of the rights, preferences, and privileges of any class or series of Partnership Interests issued pursuant to Section 5.4; and (F) all certificates, documents, and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation, or conversion of the Partnership pursuant to Article XIV; and

(ii) execute, swear to, acknowledge, deliver, file, and record all ballots, consents, approvals, waivers, certificates, documents, and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm, or ratify any vote, consent, approval, agreement, or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent, or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy, or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Partnership Interest and shall extend to such Limited Partner’s heirs, successors, assigns, and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate, or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney, and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

Section 2.7 Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.8 Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1 Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2 Management of Business.

No Limited Partner, in its capacity as such, shall participate in the operation, management, or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name, or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent, or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent, or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair, or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3 Outside Activities of the Limited Partners.

Each Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

Section 3.4 Rights of Limited Partners.

(a) Subject to Section 3.4(c) and such other standards (including standards governing what information (including books, records and other documents) is to be furnished) as may be established by the General Partner from time to time, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner’s own expense:

(i) to obtain the Partnership’s most recent available annual, quarterly and monthly financial statements, consisting of an income statement, a balance sheet and a statement of owner’s equity and a statement of cash flows, and similar financial statements for the past two years;

(ii) to obtain a current list of the name and last known business, residence, or mailing address of each Partner;

(iii) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership, and all amendments thereto have been executed; and

(iv) to obtain true and full information regarding the amount of cash and a description and statement of any other Capital Contribution by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner.

(b) To the fullest extent permitted by law, the rights to information granted to the Limited Partners pursuant to Section 3.4(a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Limited Partners and each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have any rights as Limited Partners, interest holders or otherwise to receive any information either pursuant to Section 17-305 of the Delaware Act or otherwise except for the information identified in Section 3.4(a).

(c) The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business, or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

(d) Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Limited Partners, each other Person who acquires an interest in a Partnership Interest, and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

ARTICLE IV

PARTNERSHIP REGISTER; CERTIFICATES; TRANSFER OF PARTNERSHIP

INTERESTS

Section 4.1 Partnership Register.

(a) The General Partner shall maintain or cause to be maintained, at the principal office of the Partnership, a register (the “Partnership Register”) listing all of the Partners, their respective mailing addresses, the Partnership Interests held by them, and the other information required to be listed in the Partnership Register pursuant to this Agreement. The Partnership Register as of the date of this Agreement is attached hereto as Schedule I, as the same may be updated from time to time by the General Partner in accordance with this Agreement. From and after the date of this Agreement, the updated Partnership Register may, but need not, be attached to this Agreement and any update to the Partnership Register in accordance with this Agreement shall not constitute an amendment to this Agreement.

(b) The names and addresses of the Partners as they appear in the Partnership Register shall be the official list of Partners for all purposes. The Partnership and the General Partner shall be entitled to recognize any Partner shown on the Partnership Register as the Partner with respect to any Partnership Interest held by it, and shall be entitled to rely on the other information set forth in the Partnership Register for all purposes of this Agreement, and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership or the General Partner shall have actual or other notice thereof, except as otherwise provided by applicable law.

Section 4.2 Certificates.

Ownership of Partnership Interests shall be recorded in the Partnership Register and evidenced by book entry notation therein. Unless otherwise determined by the General Partner, Partnership Interests shall not be certificated.

Section 4.3 Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner as a result thereof, and includes a sale, assignment, gift, exchange, or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation, or mortgage.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void and neither the Partnership nor the General Partner shall have any obligation to effect any such transfer or purported transfer.

(c) Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner, or other owner of the General Partner or any Limited Partner of any or all of the shares of stock, membership interests, partnership interests, or other ownership interests in the General Partner or such Limited Partner and the term “transfer” shall not include any such disposition.

Section 4.4 Registration and Transfer of Limited Partner Interests.

(a) The General Partner shall not recognize any transfer of Limited Partner Interests until the General Partner has received transfer instructions duly executed by the transferor of such Limited Partner Interests. Upon the receipt of proper transfer instructions from the transferor of Limited Partner Interests, such transfer shall be recorded in the Partnership Register.

(b) Subject to (i) the other provisions of this Article IV, (ii) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (iii) any contractual provisions binding on any Limited Partner, and (iv) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable.

Section 4.5 Transfer of the General Partner’s General Partner Interest.

(a) Subject to Section 4.5(b) below, the General Partner may transfer all or any of its General Partner Interest without the approval of any other Partner.

(b) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and obligations of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed), and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.5, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.6 Restrictions on Transfers.

(a) Notwithstanding the other provisions of this Article IV or anything to the contrary elsewhere in this Agreement, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

(b) The General Partner may impose additional restrictions on the transfer of Partnership Interests if it determines that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1 Contributions by the General Partner.

Upon the issuance of any additional Limited Partner Interests by the Partnership, the General Partner shall maintain its Percentage Interest without any requirement to make additional Capital Contributions. The General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

Section 5.2 Contributions by Limited Partners.

Except for Capital Contributions required to be made by or on behalf of a Person acquiring newly issued Partnership Interests from the Partnership or upon the exercise of options, rights, warrants or appreciation rights relating to Partnership Interests in connection with additional issuances pursuant to Section 5.4, no Limited Partner shall be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement.

Section 5.3 Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses, or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.4 Issuances of Additional Partnership Interests.

(a) The Partnership may issue additional Partnership Interests and options, rights, warrants and appreciation rights relating to the Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

(b) Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

(c) The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and options, rights, warrants, and appreciation rights relating to Partnership Interests pursuant to this Section 5.4, (ii) the conversion of the Combined Interest pursuant to this Agreement, (iii) reflecting admission of such additional Partners in the Partnership Register as the holder of such Partnership Interests, and (iv) all additional issuances of Partnership Interests. The General Partner shall determine the relative rights, powers, and duties of the holders of the Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests, including compliance with any statute, rule, regulation, or guideline of any federal, state, or other governmental agency.

Section 5.5 Limited Preemptive Right.

Except as provided in Section 5.1 and this Section 5.5, no Person shall have any preemptive, preferential, or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury, or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests (other than the General Partner Interest) of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.

Section 5.6 Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Act.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1 Allocations of Profits and Losses.

The Partnership’s profits and losses shall be allocated to the Partners in proportion to their respective Percentage Interests.

Section 6.2 Distributions.

(a) All distributions by the Partnership shall be made to the Partners, pro rata in accordance with their respective Percentage Interests, at such times and in such amounts as the General Partner may determine. All distributions made pursuant to this Agreement shall be subject to Section 17-607 of the Delaware Act.

(b) Notwithstanding Section 6.2(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the fiscal quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution to such Partners.

(d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through any other Person or agent, only to the Partner that holds such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

(a) The General Partner shall conduct, direct, and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Interests, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation, or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v) the negotiation, execution, and performance of any contracts, conveyances, or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary,” and “treasurer”) and agents, outside attorneys, accountants, consultants, and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies, or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration, or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the purchase, sale, or other acquisition or disposition of Partnership Interests, or the issuance of options, rights, warrants, and appreciation rights relating to Partnership Interests;

(xiii) the undertaking of any action in connection with the Partnership’s participation in any Group Member;

(xiv) the negotiation, execution, delivery, and performance of Related Party Agreements and other transactions with the General Partner or its Affiliates; and

(xv) the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its obligations as General Partner of the Partnership.

(b) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act, or any applicable law, rule, or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Interests hereby (i) agrees that any Group Member may at any time and from time to time execute, deliver and perform Related Party Agreements and other transactions with the General Partner or its Affiliates on such terms and conditions as the General Partner shall determine, (ii) approves, ratifies, and confirms the execution, delivery, and performance by the parties thereto of this Agreement, the Group Member Agreement of each other Group Member and any other agreement the General Partner or any of its Affiliates has or may in the future enter into that is authorized or permitted under this Agreement (including any Related Party Agreement); (iii) agrees that the General Partner (on its own or through any officer) is authorized to execute, deliver, and perform the agreements referred to in clauses (i) and (ii) of this sentence and the other agreements, acts, transactions, and matters described in or contemplated thereby on behalf of the Partnership without any further act, approval, or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Interests; and (iv) agrees that the execution, delivery, or performance by the General Partner, any Group Member, or any Affiliate of any of them of this Agreement, any Related Party Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any obligation that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2 Certificate of Limited Partnership.

The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification, and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document, or any amendment thereto to any Limited Partner.

Section 7.3 Restrictions on the General Partner’s Authority.

Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange, or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination, or sale of ownership interests of DCP’s Subsidiaries) without the approval of holders of a Majority Interest; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Majority Interest, the General Partner shall not, on behalf of the Partnership, except as permitted under Section 4.5, Section 11.1 and Section 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

Section 7.4 Reimbursement of the General Partner.

(a) Except as provided in this Section 7.4, the Services Agreement, and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation, and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership Group or for the General Partner in the discharge of its obligations to the Partnership Group) and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

Section 7.5 Outside Activities.

(a) Each Unrestricted Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Partner or Assignee. None of any Group Member, any Limited Partner, or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

(b) Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of any Unrestricted Person for the Unrestricted Persons to engage in such business interests and activities in preference to or to the exclusion of the Partnership, and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person. No Unrestricted Person who acquires knowledge of a potential transaction, agreement, arrangement, or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Unrestricted Person shall not be liable to the Partnership, any Limited Partner, or any other Person for breach of any fiduciary duty or any other obligation by reason of the fact that such Unrestricted Person pursues or acquires for itself, directs such opportunity to another Person, or does not communicate such opportunity or information to the Partnership.

(c) The General Partner and each of its Affiliates may acquire Partnership Interests in addition to any held by them as of the date of this Agreement and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Partnership Interests acquired by them. The term “Affiliates” when used in this Section 7.5(c) with respect to the General Partner shall not include any Group Member.

Section 7.6 Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a) The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time, in such amounts and on such terms and conditions as the General Partner may determine. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is Controlled by the Group Member.

(b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner.

(c) No borrowing by any Group Member, or the approval thereof by the General Partner, shall be deemed to constitute a breach of this Agreement by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners).

Section 7.7 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements, or other amounts (“Losses”) arising from or related to any act or omission performed or omitted by such Indemnitee on behalf of any Group Member, except that: (i) no Indemnitee shall be entitled to indemnification pursuant to this Section 7.7 in respect of any Losses resulting from such Indemnitee’s fraud or willful misconduct and (ii) no Indemnitee that is a Partner shall be entitled to indemnification pursuant to this Section 7.7 by reason of such Indemnitee’s breach of this Agreement, in each case, as established by a non-appealable court order, judgment, decree or decision.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit, or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Limited Partners, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute Losses.

(f) Any indemnification or advancement of expenses under this Section 7.7 shall be provided solely out of and to the extent of the assets of the Partnership and in no event shall the General Partner or any Limited Partner be personally liable for such indemnification or have any obligation to contribute or loan any monies or property to the Partnership to enable it provide such indemnification.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns, and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification, or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce, or impair the right of any past, present, or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted.

Section 7.8 Liability of Indemnitees.

No Indemnitee shall be liable to any Group Member, any Limited Partner, or any other Person that acquires an interest in any Partnership Interests, for any Losses incurred by reason of any act or omission performed or omitted by such Indemnitee on behalf of any Group Member, except that (i) an Indemnitee shall be liable for any such Losses incurred by reason of such Indemnitee’s fraud or willful misconduct and (ii) an Indemnitee that is a Partner shall be liable for any such Losses incurred by reason of such Indemnitee’s breach of this Agreement, in each case, as established by a non-appealable court order, judgment, decree or decision.

Section 7.9 Elimination of Fiduciary Duties; Release and Waiver.

(a) To the fullest extent permitted by law, including Section 17-1101(d) of the Delaware Act, and notwithstanding anything in this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, the parties hereto agree that no Partner (including the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership) shall owe, and each other Partner hereby waives, any duty (including any fiduciary or other similar duty to the extent that such exists under the Delaware Act or any other applicable law) to any Group Member or any other Partner (provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing) and, to the fullest extent permitted by law, no Partner (including the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership) shall be obligated to act in the interests of any Group Member or any other Partner. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, a Partner (including the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership), in making any determination or taking or omitting to take any action, shall be entitled to act or omit to act at its own direction, considering only such factors, including the separate interests of the Partner (in the case of the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership), that such Partner (in the case of the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership) chooses to consider, and any action or failure to act of a Partner (in the case of the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership), determined, taken, or omitted in good faith reliance on this Section 7.9 shall not, as between the Partnership Group and each other Partner, on the one hand, and such Partner (in the case of the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership), on the other hand, constitute a breach of any duty (including any fiduciary or other similar duty, to the extent that such exists under the Delaware Act or any other applicable law) on the part of such Partner (in the case of the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership). To the fullest extent permitted by law, no Partner (including the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership) shall be subject to any other or different duty (including any fiduciary or other similar duty, to the extent that such exists under the Delaware Act or any other applicable law) under this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law or at equity, and the provisions of this Agreement shall be deemed to have replaced any such other duty (including any fiduciary or other similar duty, to the extent that such exists under the Delaware Act or any other applicable law) otherwise existing at law or in equity.

(b) The Partnership (on its own behalf and on behalf of each other Group Member) and each Partner hereby agree that any claims against, actions, rights to sue, other remedies or other recourse to or against any Partner (including the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership) or any of their respective Affiliates for or in connection with any such decision or determination made by such Partner (in the case of the General Partner, whether in its own capacity or in its capacity as the general partner of the Partnership) in accordance with this Agreement, whether arising in common law or equity or created by rule of law, contract (including this Agreement) or otherwise, are, in each case, expressly released and waived by the Partnership (on its own behalf and on behalf of each other Group Member) and each Partner, to the fullest extent permitted by law, as a condition of, and as part of the consideration for, the execution of this Agreement and the incurring by the Partners of the obligations provided in this Agreement; provided, however, that nothing contained herein shall release or otherwise prevent any Partner from asserting a claim against another Partner to the extent such claim is not waivable under the Delaware Act or applicable law.

Section 7.10 Other Matters Concerning the General Partner.

(a) The General Partner and each other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner and each other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it, and shall be fully protected in relying on the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee, respectively, reasonably believes to be within such Person’s professional or expert competence.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any duly authorized officer of the General Partner or any of its Affiliates, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of any Group Member.

Section 7.11 Purchase or Sale of Partnership Interests.

The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests. Such Partnership Interests shall be held by the Partnership as treasury securities unless they are expressly cancelled by action of an appropriate officer of the General Partner. As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Articles IV and X.

Section 7.12 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell, or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate, or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document, or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document, or instrument, this

Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document, or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (c) such certificate, document, or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, AND ACCOUNTING

Section 8.1 Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the Partnership Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics, or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

ARTICLE IX

TAX MATTERS

Section 9.1 Tax Returns and Tax Characterization.

(a) The General Partner shall cause to be prepared and timely filed (on behalf of the Partnership) all federal, state and local tax returns required to be filed by the Partnership, including making all elections on such tax returns. The Partnership shall bear the costs of the preparation and filing of its returns.

(b) The Partnership and the Partners acknowledge that for federal income tax purposes, the Partnership will be disregarded as an entity separate from the sole Limited Partner pursuant to Treasury Regulation §301.7701-3 as long as all of the Partnership Interests in the Partnership are deemed owned by the sole Limited Partner (as determined for federal income tax purposes).

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1 Admission of Limited Partners.

(a) Each Person to whom a Limited Partner Interest is transferred or issued in accordance with the terms of this Agreement shall have the right to be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued when such Person delivers to the General Partner a duly executed joinder agreement in the form attached hereto as Exhibit A, upon which the General Partner shall update the Partnership Register to reflect such Person as a Limited Partner with respect to the Limited Partner Interests so transferred or issued and such Person shall be admitted as a Limited Partner. Any update to the Partnership

Register to reflect any transfer or issuance of any Limited Partner Interests or the admission of any new Limited Partner shall not constitute an amendment to this Agreement. Notwithstanding anything to the contrary in this Agreement, a Person shall not be deemed a Limited Partner unless and until such Person is reflected in the Partnership Register as a Limited Partner.

(b) Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction, or credit or any similar item or to receive any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(a).

Section 10.2 Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.5 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or Section 11.2 or the transfer of the General Partner Interest pursuant to Section 4.5, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.5 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.3 Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the Partnership Register to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1 Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii) The General Partner transfers all of its rights as General Partner pursuant to Section 4.5;

(iii) The General Partner is removed pursuant to Section 11.2;

(iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution, or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to, or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver, or liquidator of the General Partner or of all or any substantial part of its properties;

(v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), Section 11.1(a)(v), or clause (A), (B), (C), or (E) of Section 11.1(a)(vi) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Majority Interest may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

Section 11.2 Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Limited Partners holding at least 66 2/3% of the outstanding Limited Partner Interests. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Limited Partners holding a Majority Interest. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the Limited Partners to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

Section 11.3 Interest of Departing General Partner and Successor General Partner.

(a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the Limited Partners under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner, to require its successor to purchase its General Partner Interest and its general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Limited Partners under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4., including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

(b) For purposes of this Section 11.3, the fair market value of the Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the value of the Partnership’s assets, the rights and obligations of the Departing General Partner, and other factors it may deem relevant.

(c) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Limited Partner Interests pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(b), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Limited Partner Interests will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Limited Partner Interests.

Section 11.4 Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest is admitted as a Limited Partner pursuant to this Agreement, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or Section 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and a Withdrawal Opinion of Counsel is received as provided in Section 11.1(b) or Section 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

(b) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Majority Interest;

(c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2 Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or Section 11.1(a)(iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), Section 11.1(a)(v), or Section 11.1(a)(vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Majority Interest may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Majority Interest. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii) the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of the holders of a Majority Interest to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

Section 12.3 Liquidator.

Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a Majority Interest. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a Majority Interest. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers, and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a Majority Interest. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4 Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional, or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in proportion to their respective Percentage Interests.

Section 12.5 Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6 Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7 Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1 Amendments to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership, or the registered office of the Partnership;

(b) admission, substitution, withdrawal, or removal of Partners in accordance with this Agreement;

(c) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated (to the extent not previously treated as such) as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d) a change that the General Partner determines (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), or (iii) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the Fiscal Year and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees, or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that (i) sets forth the designations, preferences, rights, powers and duties of any class or series of Partnership Interests issued pursuant to Section 5.4 or (ii) the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Interests pursuant to Section 5.4;

(h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) an amendment effected, necessitated, or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company, or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k) an amendment that the General Partner determines to be necessary or appropriate in connection with a merger, conveyance, or conversion pursuant to Section 14.3(d); or

(l) any other amendments substantially similar to the foregoing.

Section 13.2 Amendment Procedures.

All amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any duty or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement, and, in declining to propose an amendment, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any standard imposed by this Agreement, any Group Member Agreement, or any other agreement contemplated hereby or under the Delaware Act or any other law, rule, or regulation or at equity. A proposed amendment shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Majority Interest, unless a greater or different percentage is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Limited Partner Interests shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Limited Partner Interests or call a meeting of the Limited Partners to consider and vote on such proposed amendment. The General Partner shall notify all Limited Partners upon final adoption of any such proposed amendments.

Section 13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Limited Partner Interests required to take any action shall be amended, altered, changed, repealed, or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of outstanding Limited Partner Interests whose aggregate outstanding Limited Partner Interests constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable, or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c) Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Limited Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of outstanding Limited Partner Interests in relation to other classes of outstanding Limited Partner Interests must be approved by the holders of not less than a majority of the outstanding Limited Partner Interests of the class affected.

(d) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the outstanding Limited Partner Interests.

Section 13.4 Special Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners, the General Partner shall send a notice of the meeting to the Limited Partners. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the day notice of the meeting is given. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5 Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the holders of the class or classes Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6 Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before the date of the meeting. If the General Partner does not set a Record Date, then the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given.

Section 13.7 Adjournment.

Any meeting may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present or the failure of any proposal to receive sufficient votes for approval. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9 Quorum and Voting.

The presence, in person or by proxy, of holders of a majority of the outstanding Limited Partner Interests of the class or classes for which a meeting has been called shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding outstanding Limited Partner Interests that in the aggregate represent a majority of the outstanding Limited Partner Interests entitled to vote at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of outstanding Limited Partner Interests specified in this Agreement.

Section 13.10 Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes, or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11 Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the outstanding Limited Partner Interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing.

Section 13.12 Right to Vote and Related Matters.

Only those Limited Partners on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the holders of outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Limited Partners holding such outstanding Limited Partner Interests as of the Record Date.

ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION

Section 14.1 Authority.

The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)), or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.

Section 14.2 Procedure for Merger, Consolidation or Conversion.

(a) Merger, consolidation, or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation, or conversion of the Partnership and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation, or conversion, shall not be required to act in good faith or pursuant to any standard imposed by this Agreement or any other agreement contemplated hereby or under the Delaware Act or any other law, rule, or regulation or at equity.

(b) If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(i) name and state of domicile of each of the business entities proposing to merge or consolidate;

(ii) the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property, or interests, rights, securities, or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities, or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, or general or limited partner interests, rights, securities, or obligations of the Surviving Business Entity, the cash, property, or interests, rights, securities, or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business, or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of, their interests, securities, or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property, or general or limited partner interests, rights, securities, or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business, or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement, or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

(c) If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:

(i) the name of the converting entity and the converted entity;

(ii) a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

(iii) a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed, or organized;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property, or interests, rights, securities, or obligations of the converted entity;

(v) in an attachment or exhibit, the certificate of limited partnership of the Partnership; and

(vi) in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;

(vii) the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and

(viii) such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.

Section 14.3 Approval by Limited Partners.

(a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Section 14.3(d), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Majority Interest.

(c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation, or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity or to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger, or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity, and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

(e) Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to the Partnership Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Limited Partner Interest outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Limited Partner Interest of the Partnership after the effective date of the merger or consolidation, and (v) the Limited Partner Interests to be issued by the Partnership in such merger or consolidation do not exceed 20% of the Limited Partner Interests outstanding immediately prior to the effective date of such merger or consolidation.

(f) Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

Section 14.4 Certificate of Merger.

Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or articles of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5 Effect of Merger, Consolidation or Conversion.

At the effective time of the certificate of merger or articles of conversion, as the case may be, the merger or conversion shall have the effects set forth in the Merger Agreement or the Plan of Conversion, as applicable, and the relevant provisions of the Delaware Act.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notices.

Any notice, demand, request, or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment, or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment, or report to such Partner at its address as shown in the Partnership Register, regardless of any claim of any Person who may have an interest in the Partnership Interests held or formerly held by such Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment, or report in accordance with the provisions of this Section 15.1 executed by the General Partner or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment, or report. If any notice, payment, or report addressed to a Partner at its address appearing in the Partnership Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment, or report and any subsequent notices, payments, and reports shall be deemed to have been duly given or made without further mailing (until such time as such Partner notifies the Partnership of a change in its address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment, or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine. The terms “in writing,” “written communication,” “written notice” and works of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 15.2 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

Section 15.4 Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.6 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7 Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit, or privilege to such Indemnitee.

Section 15.8 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Any counterpart to this Agreement delivered by facsimile, email or other similar means of electronic transmission, including via DocuSign or otherwise, shall have the same legal effect as delivery of an original signed counterpart.

Section 15.9 Applicable Law

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10 Forum; Venue and Jurisdiction; Attorneys’ Fee; Waiver of Trial by Jury.

Each of the Partners hereby:

(a) irrevocably agrees that any claims, suits, actions or proceedings (i) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (ii) brought in a derivative manner on behalf of the Partnership, (iii) asserting a claim of breach of a duty (including any fiduciary duty) owed by any director, officer, or other employee of the Partnership or the General Partner (or, if the General Partner is a limited partnership, of the general partner of the General Partner), or owed by the General Partner, to the Partnership or the Partners, (iv) asserting a claim arising pursuant to any provision of the Delaware Act or (v) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; provided, however, that any claims, suits, actions or proceedings over which the Court of Chancery of the State of Delaware does not have jurisdiction shall be brought in any other court in the State of Delaware having jurisdiction;

(b) irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware in connection with any such claim, suit, action or proceeding;

(c) agrees not to, and waives, to the fullest extent permitted by law, any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of the courts of the State of Delaware or of any other court to which proceedings in the courts of the State of Delaware may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper;

(d) expressly waives, to the fullest extent permitted by law, any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;

(e) to the fullest extent permitted by law, consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in this clause (e) shall affect or limit any right to serve process in any other manner permitted by law; and

(f) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

Section 15.11 Invalidity of Provisions.

If any provision or part of a provision of this Agreement is or becomes for any reason invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part of a provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 15.12 Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 15.13 Facsimile and Email Signatures.

The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) or other similar electronic format is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER: DCP MIDSTREAM GP, LLC

By:	/s/ William L. Johnson
Name:	William L. Johnson
Title:	President

Signature Page to Second Amended and Restated Agreement of Limited Partnership of

DCP Midstream GP, LP

LIMITED PARTNER: DCP MIDSTREAM, LLC By: PHILLIPS GAS COMPANY LLC, its Class A Managing Member

By:	/s/ Kevin J. Mitchell
Name:	Kevin J. Mitchell
Title:	President

Signature Page to Second Amended and Restated Agreement of Limited Partnership of

DCP Midstream GP, LP

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”), dated as of [•], 20[•], is made by [•] (the “New Partner”), in accordance with the Second Amended and Restated Agreement of Limited Partnership of DCP Midstream GP, LP, a Delaware limited partnership (the “Partnership”), dated as of October 16, 2023 (the “Partnership Agreement”). Initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Partnership Agreement.

WHEREAS, the New Partner [is a transferee of Limited Partner Interests][has been issued Limited Partner Interests] in accordance with the terms of the Partnership Agreement; and

WHEREAS, the New Partner desires to be admitted to the Partnership as a Limited Partner and is executing this Joinder Agreement in accordance with Section 10.1 of the Partnership Agreement.

NOW THEREFORE, by execution of this Joinder Agreement, the New Partner hereby agrees as follows:

1. Representations and Warranties. The New Partner hereby represents and warrants to the Partnership and to each other Partner as of the date hereof that: (a) the execution and delivery of this Joinder Agreement by the New Partner (i) has been duly authorized by the New Partner, (ii) does not require the New Partner to obtain any consent or approval that has not been obtained, and (iii) does not contravene or result in a default in any material respect under any provision of any law or regulation applicable to the New Partner or other governing documents or any agreement or instrument to which the New Partner is a party or by which the New Partner is bound; and (b) this Joinder Agreement is valid, binding and enforceable against the New Partner in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity).

2. Agreement to be Bound by Partnership Agreement. The New Partner hereby: (a) acknowledges that it has received and reviewed a complete copy of the Partnership Agreement; (b) agrees that it shall be fully bound by, and subject to, the terms of the Partnership Agreement as though an original party thereto; (c) grants the powers of attorney set forth in the Partnership Agreement; and (d) makes the consents, ratifications, waivers, and releases contained in the Partnership Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first above written.

NEW PARTNER:

[●]

By:

Name:
Title:

Address:	[●]
[●]
[●]
Attn: [●]
Email: [●]

Acknowledged and accepted as of [●], 20[●]:

DCP MIDSTREAM GP, LLC

By:

Name:
Title:

Signature Page to Joinder Agreement

SCHEDULE I

DCP MIDSTREAM GP, LP

Partnership Register

Partnership Interest Ownership Information

(as of October 16, 2023)

Name and Address of Partner	Partnership Interest	Percentage Interest
DCP Midstream, LLC c/o Phillips 66 Company 2331 CityWest Boulevard Houston, Texas 77042 Attn: Kevin J. Mitchell Email: kevin.mitchell@p66.com With a copy to: Phillips 66 Company 2331 CityWest Boulevard Houston, Texas 77042 Attn: Jenarae N. Garland Email: jenarae.n.garland@p66.com	Limited Partner Interest	99.999%
DCP Midstream GP, LLC c/o Phillips 66 Company 2331 CityWest Boulevard Houston, Texas 77042 Attn: William L. Johnson Email: bill.johnson@p66.com With a copy to: Phillips 66 Company 2331 CityWest Boulevard Houston, Texas 77042 Attn: Jenarae N. Garland Email: jenarae.n.garland@p66.com	General Partner Interest	0.001%

Total	—	100.000%